EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-119351, 333-52470, and 333-129816) and Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-107793, 333-59212, 333-135282 and 333-141600) of Allscripts Healthcare Solutions, Inc. (which has changed its name to Allscripts-Misys Healthcare Solutions, Inc.) of our report dated July 30, 2008 relating to the combined financial statements of Misys Healthcare Systems, which appears in Allscripts Healthcare Solutions’ definitive proxy statement dated August 21, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina

October 17, 2008